                                                                      EXHIBIT 32

                   GATX FINANCIAL CORPORATION AND SUBSIDIARIES

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of GATX Financial Corporation (the "Company") on Form 10-K for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



         /s/ Brian A. Kenney                            /s/ Robert C. Lyons
----------------------------------------       ----------------------------------------
             Brian A. Kenney                                Robert C. Lyons
 Chairman, President and Chief Executive          Vice President and Chief Financial
                 Officer                                        Officer



March 2, 2007

     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by GATX Financial Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

     A signed original of this written statement required by Section 906 has been provided to GATX Financial Corporation and will be retained by GATX Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


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